Exhibit 99.1

ADPT News - For Immediate Release

ADEPTUS HEALTH REPORTS FIRST QUARTER 2016 RESULTS

Systemwide Revenue Increased 67% for First Quarter

Adjusted EBITDA Increased 64% for First Quarter

Adjusted EPS Increased 194% for First Quarter

Lewisville, Texas (April 20, 2016) — Adeptus Health Inc. (NYSE: ADPT) (“ADPT” or the “Company”), the largest operator of freestanding emergency rooms in the U.S., announced its results for the first quarter ended March 31, 2016. All comparisons included in this release are for the same period in the prior year, unless otherwise noted. See “Non-GAAP Financial Measures Description and Reconciliation” for further information related to Systemwide Revenue, Adjusted EBITDA and Adjusted earnings per share.

First Quarter 2016 Highlights:

•	Systemwide net patient services revenue was $140.4 million versus $84.0 million in prior year, an increase of 67%;

•	Net operating revenue was $112.8 million versus $81.5 million in prior year, an increase of 38%;

•	Adjusted EBITDA was $21.7 million versus $13.3 million in prior year, an increase of 64%;

•	Adjusted earnings per share was $0.47 and GAAP earnings per share was $0.32;

•	Cash flow used in operating activities was $7.4 million versus $12.0 million in prior year;

•	Net income attributable to Adeptus Health Inc. was $4.5 million versus $0.6 million in prior year;

•	Same store revenue increased 12% and same store volumes increased 15% versus prior year, and;

•	The Company opened seven freestanding facilities during the first quarter 2016.

2016 Guidance

We continue to expect systemwide net patient services revenue, which includes revenue from our unconsolidated joint ventures, of $635.0 million to $665.0 million for the full year 2016. We expect Adjusted EBITDA of $108.0 million to 113.0 million and Adjusted earnings per share of $2.50 to $2.60 for the full year 2016.

Results of Operations for the First Quarter 2016

Thomas S. Hall, Chairman and CEO, stated, “We are pleased with our first quarter results, which were in line with our expectations and demonstrate continued progress in executing on our growth plans. This quarter, we opened seven new facilities, bringing our total to 90, and achieved substantial growth in both revenue and patient volumes. With our Dallas hospital open and all of our Dallas-Fort Worth area freestanding ERs able to accept all insurance as a result, we saw significant same store volume and revenue growth, reinforcing the need for greater access to emergency medical care. Earlier this month, Fortune Magazine recognized Adeptus Health as one of the Top 20 Best Workplaces in Health Care in America.  We are pleased with this acknowledgement as we continue to deliver the highest quality of care that has earned us the Press Ganey Guardian of Excellence Award in patient satisfaction for three consecutive years.”

During the first quarter, ADPT opened seven new freestanding emergency facilities, including four freestanding emergency facilities in Texas, one freestanding emergency facility in Colorado, which is part of our partnership with UCHealth, and two freestanding emergency facilities in Arizona with partner, Dignity Health. Additionally, construction continues to progress on two hospitals in Colorado, one in Louisiana and one in Houston, Texas.

For the first quarter of 2016, ADPT generated total net operating revenue of $112.8 million, an increase of 38%. Net operating revenue excludes revenue from 16 facilities in Colorado,  12 of which were consolidated in the prior year, and the Arizona hospital and its six freestanding facilities, which are accounted for as equity method investments. The increase was primarily attributable to the impact of patient volumes from both existing and new consolidated freestanding facilities and annual gross charge increases, offset by the deconsolidation of our Colorado locations due to the UCHealth joint venture.

ADPT generated net income of $7.9 million for the quarter, of which $4.5 million was attributable to Adeptus Health Inc., compared to net income of $1.6 million from the prior year, of which net income of $0.6 million was attributable to Adeptus Health Inc. The increase in net income was due to an increase of $31.3 million in net operating revenue, a $3.2  million increase in equity in earnings of unconsolidated joint ventures and a $1.4 million decrease in interest expense. This increase was partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives and the impact of taxes on higher earnings.

Adjusted EBITDA increased 64% to $21.7 million. This increase was primarily attributable to a $31.3 million increase in net operating revenue and a $3.2 million increase in equity in earnings of unconsolidated joint ventures. See "Non-GAAP Financial Measures Description and Reconciliation" and "Reconciliation of Adjusted EBITDA to Net Income" below for further information related to Adjusted EBITDA and its reconciliation to net income.

Adjusted earnings per share was $0.47 per share and GAAP earnings per share was $0.32 per share for the quarter. Adjusted earnings per share is calculated using a weighted average of both Class A and Class B common shares outstanding, which was an aggregate of 20,883,876 common shares at March 31, 2016. Adjustments for the quarter include $1.9 million of preopening costs associated with new facility openings, $1.1 million of stock compensation expense and $1.1 million of other costs associated with our growth initiatives and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes. See "Non-GAAP Financial Measures Description and Reconciliation" and "Earnings Per Share Reconciliation" below for further information related to Adjusted earnings per share and its reconciliation to net income.

Systemwide Financial Results

For the first quarter of 2016, ADPT generated systemwide net patient services revenue of $140.4 million, an increase of 67%.  Additionally, same store revenue increased 12% and same store volumes increased 15% versus prior year. The increase in systemwide net patient services revenue was primarily attributable to the impact of increased patient volumes from the expansion of the number of freestanding facilities from 62 to 88, annual gross charge increases,  the opening of a  hospital in Texas and continued growth of our hospital and its hospital outpatient departments in Arizona.

As of March 31, 2016,  16 freestanding facilities associated with our joint venture with UCHealth and our Arizona hospital and its six freestanding facilities associated with our joint venture with Dignity Health were accounted for using the equity method. For consolidated subsidiaries, the Company’s financial statements reflect 100% of the revenues and expenses for these subsidiaries, after elimination of intercompany transactions and accounts. For our unconsolidated joint ventures, consolidated statements of operations reflect those earnings in two line items:

•	Equity in earnings of unconsolidated joint ventures, which represents our share of the net income or loss of each equity method joint venture based on our ownership percentage; and
•

Management and contract services revenues, which represent the Company’s combined income from management and contract services that are earned from managing the day-to-day operations and providing contract staffing of the facility.

As a result of this accounting treatment in our reported results, management supplementally focuses on non-GAAP systemwide metrics to analyze the results of operations. These systemwide metrics include systemwide net patient services revenue. Systemwide metrics treat our unconsolidated facilities as if they were consolidated. While the revenues earned at the unconsolidated facilities are not recorded in our consolidated financial statements, management believes systemwide net patient services revenue growth is important to understand the Company’s financial performance because it is used to interpret the sources of our growth and provide a growth metric incorporating the revenues earned by all affiliated facilities, regardless of the accounting treatment. As we execute on our strategy of partnering with health systems, management expects the number of our facilities accounted for under the equity method to increase relative to the total number of affiliated facilities.

Liquidity

At the end of the first quarter, the Company had cash of $3.7 million and $39.8 million available under its revolving credit facility.  Net cash flow used in operations was $7.4 million for the first quarter compared to $12.0 million net cash flow used in operations in the prior year. At March 31, 2016, the Company had total long-term debt and capital lease obligations of $123.1 million and debt net of cash of $119.4 million.

Market Outlook

We remain on track to open 27 new facilities in 2016, including both owned and joint venture facilities. These include 24 new freestanding facility openings and three new hospitals; construction on our first Louisiana-based hospital and two hospitals in Colorado remain on schedule to open by the end of the year.

“Through the continued expansion of our network of hospitals and freestanding emergency rooms and partnerships with leading healthcare organizations, we are helping to transform the delivery of emergency care in the U.S.,” added Hall. “Partnerships remain a cornerstone of our growth and as 2016 unfolds we expect to announce additional partnerships."

Conference Call

A live audio webcast to present the first quarter 2016 results will take place today at 9:00 am (Eastern Time), hosted by Thomas S. Hall, Chairman and CEO, Timothy Fielding, CFO,  and Graham Cherrington, President and COO.

The audio webcast will be available by accessing:  https://www.webcaster4.com/Webcast/Page/1069/14443

Following the call, an archived recording of the replay will also be available on the Adeptus Health Investor Relations page for 30 days:  http://ir.adeptushealth.com/events-and-presentations/events/default.aspx

About Adeptus Health Inc.

Adeptus Health (NYSE:ADPT) is a leading patient-centered healthcare organization expanding access to the highest quality emergency medical care through its network of freestanding emergency rooms and partnerships with premier healthcare providers.  In Texas, Adeptus Health owns and operates First Texas Hospital and First Choice Emergency Room, the nation's largest and oldest network of independent freestanding emergency rooms. In Colorado, in partnership with University of Colorado Health, Adeptus Health operates UCHealth Emergency Rooms. In Arizona, with Dignity Health, the company operates Dignity Health Arizona General Hospital and freestanding emergency rooms. In Louisiana, Adeptus Health has a partnership with Ochsner Health System, the state’s largest healthcare system, to improve access to emergency medical care. In Ohio, Adeptus Health has a partnership with Mount Carmel Health System. All Adeptus Health freestanding facilities are fully equipped emergency rooms with a complete radiology suite of diagnostic technology (CT scanner, ultrasound, and digital X-ray), on-site laboratory, and staffed with board-certified physicians and emergency trained registered nurses. According to patient feedback collected by Press Ganey Associates Inc., Adeptus Health provides the highest quality emergency medical care and received the 2013, 2014 and 2015 Press Ganey Guardian of Excellence Award for exceeding the 95th percentile in patient satisfaction nationwide. For more information please visit us on the web at adhc.com.

Media Contact:	Jackie Zupsic Hill & Knowlton Strategies Jackie.Zupsic@hkstrategies.com Tel: (212) 885 – 0590
Investor Relations Contact:	Kevin Ellich Vice President, Investor Relations Kevin.Ellich@adhc.com Tel: (972) 899-7062

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and ADPT undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015. Among the factors that could cause future results to differ materially from those provided in this press release are: our ability to implement our growth strategy; our ability to maintain sufficient levels of cash flow to meet growth expectations; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreements; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities; significant changes in the rules, regulations and systems governing Medicare and Medicaid reimbursements; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, further adjusted to eliminate the impact of certain additional items, including, facility preopening expenses, stock compensation expense and other non-recurring costs, losses or gains.

This press release also includes presentation of Adjusted earnings per share, which is defined as earnings per share related to the Company’s overall operation, including controlling and non-controlling interests, as adjusted to exclude certain additional items, including, facility preopening expenses, stock compensation expense and other non-recurring costs, losses or gains and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes, divided by the aggregate number of shares of Class A and Class B common stock outstanding as of the end of the period.

In addition, this press release presents systemwide metrics to analyze the results of operations. These systemwide metrics include systemwide net patient services revenue.  Systemwide metrics treat our unconsolidated facilities as if they were consolidated.

These non-GAAP financial measures, Adjusted EBITDA, Adjusted earnings per share and systemwide metrics, are commonly used by management and investors as performance measures. The Company’s non-GAAP financial measures are not considered measures of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded therefrom are significant components in understanding and assessing our financial performance. These non-GAAP financial measures should not be considered in isolation or as an alternative to GAAP measures such as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance. Reconciliations of non-GAAP financial measures are provided in this press release.  Since these non-GAAP financial measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.

Adeptus Health Inc.

Condensed Consolidated Statements of Operations and Other Information

(unaudited; in thousands, except shares, per share data and other information)

	Three months ended
	March 31,
	2016	2015

Patient service revenue	$ 133,288	$ 95,902
Provision for bad debt	(27,053)	(14,945)
Net patient service revenue	106,235	80,957
Management and contract services revenue	6,534	496
Total net operating revenue	112,769	81,453
Equity in earnings (loss) of unconsolidated joint ventures	2,501	(694)
Operating expenses:
Salaries, wages and benefits	66,815	48,880
General and administrative	16,264	10,464
Other operating expenses	15,013	11,305
Depreciation and amortization	4,371	4,756
Total operating expenses	102,463	75,405
Income from operations	12,807	5,354
Other expense:
Interest expense	(1,826)	(3,274)
Total other expense	(1,826)	(3,274)
Income before provision for income taxes	10,981	2,080
Provision for income taxes	3,118	478
Net income	7,863	1,602
Less: Net income attributable to the non-controlling interest	3,330	1,008
Net income attributable to Adeptus Health Inc.	$ 4,533	$ 594
Net income per share of Class A common stock:
Basic	$ 0.32	$ 0.06
Diluted	$ 0.32	$ 0.06
Weighted average shares of Class A common stock:
Basic	14,373,699	9,906,845
Diluted	14,373,699	9,906,845

Other information
Number of systemwide facilities, including two hospitals	90	63

Adeptus Health Inc.

Reconciliation of Adjusted EBITDA to Net Income

(unaudited; in thousands)

	Three months ended
	March 31,
	2016	2015

Net income	$ 7,863	$ 1,602
Depreciation and amortization(1)	4,808	4,756
Interest expense	1,826	3,274
Provision for income taxes	3,118	478
Preopening expenses	1,941	2,099
Stock compensation expense	1,088	549
Duplicative billing effort	208	-
Other	887	505
Total adjustments	13,876	11,661
Adjusted EBITDA	$ 21,739	$ 13,263

(1) Includes the Company’s proportionate share of depreciation and amortization related to its joint ventures

Adjusted Earnings Per Share Reconciliation

 (unaudited; in thousands, except shares, per share data and other information)

	Three months ended
	March 31,
	2016	2015
Weighted average common shares outstanding
Class A common shares	14,373,699	9,906,845
Class B common shares	6,510,177	10,781,153
Total Class A and B common shares	20,883,876	20,687,998

Net income attributable to Adeptus Health Inc.	$ 4,533	$ 594
Net income attributable to non-controlling interest	3,330	1,008
Total net income	7,863	1,602

Adjustments:
Preopening expenses	1,941	2,099
Stock compensation expense	1,088	549
Duplicative billing effort	208	-
Other	887	505
Total adjustments	4,124	3,153
Tax impact of adjustments (1)	(1,443)	(1,104)
Tax adjustment resulting from applying effective tax rate (2)	(725)	(250)
Adjusted net income	9,819	3,401
Adjusted net income per share	$ 0.47	$ 0.16

(1) Reflects the removal of the tax benefit associated with the adjustments
(2) Represents adjusting to a normalized effective tax rate of 35%

Adeptus Health Inc.

Systemwide Net Patient Services Revenue

(unaudited; in thousands)

	Three months ended
	March 31,
	2016	2015
Net Patient Services Revenue:
Consolidated facilities	$106,235	$80,957
Unconsolidated joint ventures	34,125	3,004
Systemwide net patient services revenue	$140,360	$83,961

Adeptus Health Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2016	2015
ASSETS	(unaudited)	(audited)
Current assets
Cash	$ 3,656	$ 16,037
Accounts receivable, less allowance for doubtful accounts of $38,880 and $28,818, respectively	77,397	65,954
Other receivables and current assets	38,640	31,532
Medical supplies inventory	5,673	5,167
Total current assets	125,366	118,690
Property and equipment, net	68,303	70,187
Investment in unconsolidated joint ventures	45,605	43,104
Deposits	1,010	1,163
Deferred tax asset	204,491	206,265
Intangibles, net	17,790	18,235
Goodwill	61,009	61,009
Other long term assets	2,767	2,950
Total assets	$ 526,341	$ 521,603

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$ 28,494	$ 27,521
Accrued compensation	20,137	23,197
Current maturities of long-term debt	6,910	7,585
Current maturities of capital lease obligations	107	102
Deferred rent	944	858
Total current liabilities	56,592	59,263
Long-term debt, less current maturities	112,141	113,563
Payable to related parties pursuant to tax receivable agreement	191,302	191,302
Capital lease obligation, less current maturities	3,925	3,954
Deferred rent	4,207	3,837
Total liabilities	368,167	371,919
Commitments and contingencies
Shareholders' equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and zero shares issued and outstanding at March 31, 2016	-	-
Class A common stock, par value $0.01 per share; 50,000,000 shares authorized, 14,565,716 and 14,257,187 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	146	143
Class B common stock, par value $0.01 per share; 20,000,000 shares authorized, 6,507,738 and 6,510,738 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	65	65
Additional paid in capital	86,253	85,457
Retained earnings	10,684	6,323
Non-controlling interest	61,026	57,696
Total equity	158,174	149,684
Total liabilities and shareholders' equity	$ 526,341	$ 521,603

Adeptus Health Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited; in thousands)

	Three months ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income	$ 7,863	$ 1,602
Adjustments to reconcile net income to net cash used in operating activities:
Loss from the disposal or impairment of assets	2	-
Depreciation and amortization	4,371	4,756
Deferred tax benefit	1,774	255
Amortization of deferred loan costs	193	219
Provision for bad debts	27,053	14,945
Equity in (earnings) loss of unconsolidated joint ventures	(2,501)	694
Stock-based compensation	1,088	549
Changes in operating assets and liabilities:
Restricted cash	-	(3,073)
Accounts receivable	(38,496)	(26,900)
Other receivables and current assets	(7,108)	1,109
Medical supplies inventory	(506)	(126)
Other long-term assets	183	17
Accounts payable and accrued expenses	1,271	(7,004)
Accrued compensation	(3,060)	543
Deferred rent	456	453
Net cash used in operating activities	(7,417)	(11,961)
Cash flows from investing activities:
Deposits	153	675
Proceeds from the sale of property and equipment	-	1,517
Capital expenditures	(2,044)	(1,620)
Net cash (used in) provided by investing activities	(1,891)	572
Cash flows from financing activities:
Proceeds from long-term borrowings	14,000	24,000
Payment of deferred loan costs	-	(80)
Payments on borrowings	(16,290)	(642)
Payments of capital lease obligations	(24)	(19)
Restricted stock forfeited on vesting to satisfy withholding requirements	(587)	-
Tax distribution to unit holders	(172)	-
Net cash (used in) provided by financing activities	(3,073)	23,259
Net (decrease) increase in cash and cash equivalents	(12,381)	11,870
Cash, beginning of period	16,037	2,002
Cash, end of period	$ 3,656	$ 13,872